Exhibit 32.1
CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Flint A. Lane, Chief Executive Officer of BTRS Holdings Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1.The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 to which this Certification is attached as Exhibit 32.1 (the “Annual Report on Form 10-K”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2022	By:	/s/ Flint A. Lane
Flint A. Lane
Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Annual Report on Form 10-K to which it relates is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of BTRS Holdings Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report on Form 10-K), irrespective of any general incorporation language contained in such filing.